SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  January 31,
1996

    USAA Real Estate Income Investments I Limited Partnership
      (Exact name of registrant as specified in its charter)

California                     0-13227          74-2325025
(State or other jurisdiction  (Commission    (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)

8000 Robert F. McDermott Fwy., IH 10 West, Suite 600,
San Antonio, Texas                              78230-3884
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:(210) 498-7391

                               N/A
  (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.
         None

Item 2.  Acquisition or Disposition of Assets.
         None

Item 3.  Bankruptcy or Receivership.
         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.
         None

Item 5.  Other Events.
         On January 31, 1996, in accordance with the terms of the mortgage loan agreement between USAA Real Estate Income Investments I Limited Partnership, as lender, and USAA Real Estate Company, as borrower, the principal balance of the $5,440,000 mortgage loan receivable was received by the Partnership and the underlying note paid in full.

         During the years ended December 31, 1995, 1994 and 1993, the Partnership recorded interest income on the mortgage loan receivable of $612,757, $605,535 and $604,295, respectively. As a result of the reduced cash flow of the Partnership that will result subsequent to the repayment of the mortgage loan and distribution to partners of those proceeds, net of any reserves, quarterly distributions to Partners are expected to be decreased beginning in the first quarter of 1996.

Item 6.  Resignations of Registrant's Directors.
         None

Item 7.  Financial Statements and Exhibits.
         None

Item 8.  Change in Fiscal Year.
         None

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


USAA REAL ESTATE INCOME INVESTMENTS I
LIMITED PARTNERSHIP (Registrant)

BY:  USAA INVESTORS I, INC.,
     General Partner




February 9, 1996   BY:/s/Martha J. Barrow
                      Martha J. Barrow
                      Vice President -
                      Administration and
                      Finance/Treasurer